Exhibit 4.32

AMENDMENT AGREEMENT

 Date: 18 May 2017
1
Reference is made to the loan agreement dated 2 October 2010 (as amended and supplemented by an amendment agreement dated 15 February 2017 and as further amended and/or supplemented from time to time) (the Loan Agreement) and entered into between, inter alios, (1) Lae Shipping Company Inc. and Namu Shipping Company Inc. as joint and several borrowers (the "Borrowers"), (2) Diana Shipping Inc. as guarantor (the "Corporate Guarantor"), (3) DNB Bank ASA (then known as DnB NOR BANK ASA) and The Export-Import Bank of China as arrangers, (4) DNB Bank ASA (then known as DnB NOR BANK ASA) as swap provider, (5) DNB Bank ASA (then known as DnB NOR BANK ASA) as security agent (the "Security Agent"), agent (the "Agent") and account bank and (6) the banks and financial institutions referred to therein as lenders (the "Banks"), in relation to a loan of up to $82,600,000.

2	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
3	The Creditors hereby agree, following the Borrowers' request, that, with effect from the date of this Agreement:
(a)	clauses 4.1.3, 4.1.4 and 4.5 of the Loan Agreement shall be amended (and are hereby amended) so as to read as follows:
"4.1.3 Notwithstanding clause 4.1.1 above, any individual Bank in its absolute and unfettered discretion (but acting through the Agent) shall be entitled to demand repayment in full of such Bank's Contribution in any or all Advances on 16 August 2019. If one or more Banks (acting through the Agent) exercise such right in respect of an Advance, the Borrowers shall be obliged to repay each such Bank's Contribution in that Advance in full on such date. In that case and unless the Borrowers have received such a written demand for an Advance from all Banks (in which case they will repay the full amount of that Advance on 16 August 2019), the Borrowers shall continue to repay the repayment instalments in respect of the balance of that Advance (namely excluding the Contribution of the Banks which will be repayable on 16 August 2019) on the same Repayment Dates as scheduled and specified in clause 4.1.1 for that Advance.
4.1.4 The Banks shall be entitled to exercise their right under clause 4.1.3, whether in respect of one Advance only, or in respect of both Advances, and they can exercise it at separate times in respect of each Advance.
4.1.5 If one or more Banks wish to exercise their right under clause 4.1.3 in respect of an Advance, the Agent shall send to the Borrowers a written demand to this effect in respect of that Advance by no later than 16 May 2019. Neither the Agent nor any Bank shall be obliged to assign any reason to any decision to demand such repayment of an Advance under clause 4.1.3 above."; and
(b)
the following new clause 4.5.4 shall be (and is hereby) added before the existing clause 4.5.4 of the Loan Agreement, and the existing clauses 4.5.4 and 4.5.5 shall be renumbered (and are hereby renumbered) as clauses 4.5.5. and 4.5.6 respectively:

"4.5.4 For the avoidance of doubt, any partial prepayment of an Advance under clause 4.1.3 shall be applied in reduction (i) of the Contribution to such Advance of only those Banks which have exercised their right of demand under clause 4.1.3 and (ii) of the repayment instalments of the relevant Advance (including the relevant Balloon Instalment) under clause 4.1.1. pro rata.".

4
The consent of the Creditors referred to in paragraph 3 above is given only on the condition and in consideration of the Borrowers and the Corporate Guarantor hereby agreeing with the Creditors that the Borrowers and the other Security Parties will comply or will procure compliance with the following terms at the times specified below:

(a)	by no later than 18 May 2017, the Borrowers and the other Security Parties shall have executed this Agreement by signatories acceptable to the Agent in all respects;
(b)
by no later than 23 May 2017, the Borrowers and the other Security Parties deliver to the Agent, such corporate authorisations or other evidence of the authority of each Security Party, in relation to the execution of this Agreement, in such form as the Agent may require in its absolute discretion; and

(c)
by no later than 24 May 2017, each Borrower executes in favour of the Security Agent, in respect of its Ship, an addendum to the Mortgage of such Ship (each a "Mortgage Addendum" and together the "Mortgage Addenda") in form and substance satisfactory to the Agent and procures that each such Mortgage Addendum has been duly recorded with the relevant Registry of each such Ship.

5	Failure by the Borrowers and the other Security Parties to comply with any of the above conditions at the times specified above will constitute an Event of Default under the Loan Agreement.
6	This Agreement is supplemental to the Loan Agreement.
7	This Agreement constitutes a Security Document.
8
Save as amended or deemed amended by this Agreement, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Agreement shall be read and construed as one instrument.

9
Each of the Borrowers, the Corporate Guarantor and the Manager hereby confirms its consent to the amendments to the Loan Agreement hereunder and the other arrangements contained in this Agreement, and further acknowledges and agrees that the Security Documents to which it is a party and its obligations, shall remain and continue to be in full force and effect notwithstanding the said amendments to the Loan Agreement and the other arrangements contained in this Agreement.

10
The provisions of clauses 17 (Notices) and 18 (Governing law and jurisdiction) of the Loan Agreement shall be incorporated into this Agreement as if set out in full herein and as if references to "this Agreement" were references to this Agreement.

11	This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with English law.

SIGNATORIES

EXECUTED as a DEED	)
By Margarita Veniou	)
for and on behalf of	)	/s/ Margarita Veniou
LAE SHIPPING COMPANY INC.	)
as Borrower	)
in the presence of:

/s/ Ioannis Zafirakis
Witness
Name: Ioannis Zafirakis
Address:
Occupation:

EXECUTED as a DEED	)
By Margarita Veniou	)
for and on behalf of	)	/s/ Margarita Veniou
NAMU SHIPPING COMPANY INC.	)
as Borrower	)
in the presence of:

/s/ Ioannis Zafirakis
Witness
Name: Ioannis Zafirakis
Address:
Occupation:

EXECUTED as a DEED	)
By Ioannis Zafirakis	)
for and on behalf of	)	/s/ Ioannis Zafirakis
DIANA SHIPPING INC.	)
as Corporate Guarantor	)
in the presence of:

/s/ Margarita Veniou
Witness
Name: Margarita Veniou
Address: PENDELIS 16, 17564 PALAIO FALIRO, ATHENS
Occupation:

EXECUTED as a DEED	)
By Ioannis Zafirakis	)
for and on behalf of	)	/s/ Ioannis Zafirakis
DIANA SHIPPING SERVICES S.A.	)
as Manager	)
in the presence of:

/s/ Margarita Veniou
Witness
Name: Margarita Veniou
Address: PENDELIS 16, 17564 PALAIO FALIRO, ATHENS
Occupation:

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB (UK) LIMITED	)	Authorised Signatory
as Bank	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Arranger	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece

EXECUTED as a DEED	)
By GAO Zefeng	)
for and on behalf of	)	/s/ GAO Zefeng
THE EXPORT-IMPORT BANK OF CHINA	)	Authorised Signatory
as Manager	)
in the presence of:

/s/ Luo Weibo
Witness
Name: Luo Weibo
Address: No. 30, FuXingMenNei street, Xicheng District, Beijing 100031, P.R. China
Occupation: Project Manager

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Swap Provider	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Security Agent	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Agent	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece

EXECUTED as a DEED	)
By Ariana Georgioupolis	)
for and on behalf of	)	/s/ Ariana Georgioupolis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Account Bank	)
in the presence of:

/s/ Emmanoull Chamilothoris
Witness
Name: Emmanouil Chamilothoris
Address: Associate
Occupation:Norton Rose Fubright Greece